Exhibit 99

Enesco President Assumes Chief Executive Officer Role; Cynthia
Passmore-McLaughlin Named President and CEO, and Joins Board of Directors; George Ditomassi, Interim CEO, Returns to Board

     ITASCA, Ill.--(BUSINESS WIRE)--Jan. 10, 2005--Enesco Group, Inc. (NYSE:ENC), a leader in the giftware, collectible and home decor industry, today announced the Company's Board of Directors elected current President, Cynthia Passmore-McLaughlin, as President and Chief Executive Officer. Passmore-McLaughlin's appointment is effective January 15, 2005, allowing George Ditomassi, a former executive of Milton Bradley and Hasbro, Inc., to return to Enesco's Board following his five-month tenure as interim CEO. Separately, Passmore-McLaughlin also was elected to the Board of Directors.
     When Passmore-McLaughlin joined Enesco as President in October 2004, Ditomassi remained as interim CEO to assist with resolving the operational challenges presented by Enesco's current ERP (Enterprise Resource Planning) system. Last month, Enesco announced plans to stabilize its ERP system in the third quarter of 2005.
     "We are confident that Cynthia Passmore-McLaughlin's leadership and her global experiences in marketing, operations and product development will help Enesco fulfill its mission of continued growth and increased shareholder value," said Anne-Lee Verville, Chairman of the Board at Enesco. "Cynthia is extremely knowledgeable about the challenges and needs of an ever-changing marketplace, and will lead the company to become a global full-line supplier of decor and gift solutions."
     "We thank George Ditomassi for leading Enesco during this transition period," added Verville. "He has done a marvelous job leading the development of an action plan that addressed the ERP situation and a number of operational issues. We now look forward to his return to the Board of Directors and to Cynthia's leadership for the future of Enesco."

     About Enesco Group, Inc.

     Enesco Group, Inc. is a world leader in the gift, collectible and home decor industries. Serving more than 40,000 customers globally, Enesco distributes products to a wide variety of specialty card and gift retailers, home decor boutique as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in Europe, Australia, Mexico, Asia and the Pacific Rim. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco's international distribution network leads the industry. The Company's product lines include some of the world's most recognizable brands, including Precious Moments, Walt Disney Classics Collection, Nickelodeon, Heartwood Creek, Halcyon Days, Lilliput Lane, Border Fine Arts, among others. Further information is available on the Company's web site at www.enesco.com.

     This press release contains various forward-looking statements that are based on management's current assumptions and beliefs and upon information currently available to management. The Company has tried to identify such forward-looking statements by use of such words as "expects," "intends," "anticipates," "could," "estimates," "plans," and "believes," and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited to: the Company's success in developing new products and consumer reaction to the Company's new products; the Company's ability to secure, maintain and renew popular licenses, particularly our licenses for Precious Moments, Cherished Teddies, Heartwood Creek and Disney; the Company's ability to grow revenues in mass and niche market channels; the Company's ability to identify and close on strategic acquisitions; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon incorrect forecasts; collection of accounts receivable; changes in the regulations and procedures effecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war.

     In addition, the Company operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in the Company's reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.

     CONTACT: Ashton Partners
              Nathan Elwell (Investor), 312-553-6706
              nelwell@ashtonpartners.com
              or
              Enesco Group, Inc.
              Donna Shaults (Media), 630-875-5464
              dshaults@enesco.com